Exh. (h)(3)


                      [ARTISAN FUNDS LETTERHEAD]



August 9, 2002

BY FEDERAL EXPRESS

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

      This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan International Value Fund. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, between Artisan Funds, Inc. and State Street Bank and Trust Company, as amended, Artisan Funds, Inc. hereby requests that you act as Transfer Agent for the new series under the terms of the Transfer Agency and Service Agreement.

      Please indicate your acceptance of this appointment as Transfer Agent by executing three copies of this Letter Agreement, returning two copies to us and retaining one copy for your records.

                                   ARTISAN FUNDS, INC.


                                   By:
                                       -----------------------------
                                       Janet D. Olsen
                                       General Counsel and Secretary



Agreed to this _____ day of August 2002

STATE STREET BANK AND TRUST COMPANY


By:
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